Exhibit 99.2

Sonus Networks, Inc.

Supplementary  Financial and Operational Data

$(000s)	FY15	Q415	Q315	Q215	Q115	FY14	Q414	Q314	Q214	Q114
Revenue
Product	141,913	47,776	42,230	27,042	24,865	182,455	46,570	44,900	45,845	45,140
Services	107,121	28,550	25,632	27,659	25,280	113,871	30,228	28,316	29,725	25,602
Total Revenue	249,034	76,326	67,862	54,701	50,145	296,326	76,798	73,216	75,570	70,742

% of Total Revenue	FY15	Q415	Q315	Q215	Q115	FY14	Q414	Q314	Q214	Q114
Revenue
Product	57%	63%	62%	49%	50%	62%	61%	61%	61%	64%
Services	43%	37%	38%	51%	50%	38%	39%	39%	39%	36%

Revenue by Geography
Domestic	71%	70%	77%	71%	62%	71%	70%	70%	71%	73%
International	29%	30%	23%	29%	38%	29%	30%	30%	29%	27%

% of Product Revenue	FY15	Q415	Q315	Q215	Q115	FY14	Q414	Q314	Q214	Q114
Revenue by Channel
Direct	76%	75%	78%	74%	76%	73%	75%	62%	71%	82%
Indirect	24%	25%	22%	26%	24%	27%	25%	38%	29%	18%

Customer Statistics	FY15	Q415	Q315	Q215	Q115	YTD14	Q414	Q314	Q214	Q114
10% Customers
Number of 10% customers	1	0	3	1	2	1	1	2	1	1
Name of 10% customers	AT&T	<None>	AT&T	AT&T	Verizon	AT&T	AT&T	CenturyLink	AT&T	AT&T
			Inteliquent		Softbank			AT&T
			CenturyLink

Top 5 Customers as % of Revenue	37%	33%	50%	40%	43%	36%	27%	47%	40%	42%

Number of Total Customers*		698	664	624	695		806	718	798	612

Number of New Customers*	623	155	150	150	168	856	228	228	227	173

*Customer Count reflects end customer and excludes customers with maintenance only revenue of less than $5k on a quarterly basis.